FOR IMMEDIATE RELEASE

Contact:
Jerry L. Trojan
Chief Financial Officer
Pizza Inn Holdings, Inc.
469-384-5000

PIZZA INN HOLDINGS, INC. REPORTS RESULTS FOR
THIRD QUARTER FISCAL YEAR 2013

THE COLONY, Texas – May 8, 2013 -- PIZZA INN HOLDINGS, INC.
(NASDAQ: PZZI)

Third Quarter Highlights:
•	EBITDA from continuing operations decreased $0.3 million to $0.1 million compared to the third quarter of fiscal 2012
•	Net income decreased to a loss of $0.4 million compared to net income of $0.1 million for the third quarter of fiscal 2012
•	The Company continues to grow the Pie Five concept:
o	Company-owned restaurant sales increased 24.7% over the third quarter of fiscal 2012 to $2.1 million
o	Two additional Pie Five Pizza Co. multi-unit franchise development agreements were awarded
o	Company opened one additional Pie Five Pizza Co. restaurant
•	Pizza Inn total domestic franchise same store sales decreased 8.1% compared to third quarter of fiscal 2012
•	Company sold property in Little Elm, Texas for $0.2 million, contributing $0.1 million to the total net loss

Pizza Inn Holdings, Inc. (NASDAQ: PZZI) today announced results for the third fiscal quarter ended March 24, 2013.  Third quarter net income decreased to a loss of $0.4 million, or $0.05 per share, compared to net income of $0.1 million, or $0.01 per share, for the same quarter of the prior fiscal year.  The decline in net income was primarily attributable to lower revenue earned from franchising, lower food and supply sales at Pizza Inn, higher costs related to the continued development of the Pie Five Pizza Co. concept and a loss on the sale of property in Little Elm, Texas when compared to the third quarter ended March 25, 2012.

Third quarter revenues decreased to $9.8 million in fiscal 2013 compared to $10.6 million in the prior fiscal year. Third quarter food and supply sales decreased by approximately $1.2 million, or 15.0%, in fiscal 2013 compared to fiscal 2012 due primarily to a 14.7% decrease in total domestic franchise retail sales as the result of a decrease in both the average number of restaurants open and same store sales. Compared to the third quarter of fiscal 2012, Company-owned restaurant sales increased 24.7% to $2.1 million in the most recent quarter due primarily to new Pie Five restaurant openings.

“Restaurant sales were heavily impacted by a weak start to the fiscal quarter,” said Chief Executive Officer Randy Gier.  “January was particularly challenging to the industry as consumers adjusted to the changes in their take-home pay resulting from the expiration of the payroll tax cuts and delays in federal income tax refunds.”

“Pizza Inn sales performance has also been impacted by restaurant closings primarily as a result of non-renewals of expiring franchise agreements,” said Gier.  “We are moving forward with a stronger performing restaurant base operated by committed franchisees.  We have been working with our Pizza Inn franchise leadership team to improve product quality and to develop marketing programs to promote our unique product offerings.”

"We continued to expand our Pie Five concept with the opening of another Company-owned restaurant during the fiscal third quarter,” said Randy Gier.  “We are pleased with the sales performance of those restaurants that are now approaching the 18 month maturity window.  On the franchise side, we awarded two additional multi-unit franchise agreements during the quarter, bringing the total to four awarded this fiscal year, providing for up to 38 Pie Five restaurants to be developed under these agreements. In April, our first Pie Five franchise location was opened in Holladay, Utah.”

“We now have nine company-owned Pie Five restaurants operating in different types of trade areas across the Dallas - Ft. Worth market and several more in development.  Our experience operating these restaurants has provided us with valuable learning to drive the success of future company and franchise restaurants as we accelerate into our next phase of development.”

“We have identified the characteristics of our best performing sites and continue to elevate our product offering.  Additionally, we continue to strengthen the team and solidify operating procedures to drive consistency, efficiency, and profitability,” concluded Gier.

FOR IMMEDIATE RELEASE

Contact:
Jerry L. Trojan
Chief Financial Officer
Pizza Inn Holdings, Inc.
469-384-5000

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Pizza Inn Holdings, Inc.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of Pizza Inn Holdings, Inc. will be achieved.

 About Pizza Inn Holdings, Inc.:
Headquartered in the Dallas suburb of The Colony, TX, Pizza Inn Holdings, Inc., is an owner, franchisor and supplier of a system of restaurants operating domestically and internationally under the trademarks "Pizza Inn" and "Pie Five Pizza Co." Pizza Inn is an international pizza chain featuring traditional and specialty pizzas, as well as freshly made pastas, sandwiches, and desserts. Pie Five Pizza Co. is a fast-casual concept offering individual pizzas made to order and cooked in less than five minutes. Founded in 1958, Pizza Inn Holdings, Inc. owns and franchises approximately 300 restaurants. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “PZZI”.  For more information, please visit www.pizzainn.com.

###

PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 24,	March 25,	March 24,	March 25,
	2013	2012	2013	2012

REVENUES:	$9,781	$10,646	$30,767	$32,129

COSTS AND EXPENSES:
Cost of sales	8,460	8,863	26,127	26,724
General and administrative expenses	840	946	2,995	2,740
Franchise expenses	608	592	1,675	1,565
Pre-opening expenses	82	70	249	246
Bad debt	45	35	135	65
Interest expense	58	38	197	71
	10,093	10,544	31,378	31,411

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	(312)	102	(611)	718
Income tax (benefit) expense	(22)	35	(170)	252
(LOSS) INCOME FROM CONTINUING OPERATIONS	(290)	67	(441)	466

Loss from discontinued operations, net of taxes	(100)	(15)	(127)	(45)
NET (LOSS) INCOME	$(390)	$52	$(568)	$421

EARNINGS PER SHARE OF COMMON STOCK - BASIC:
(Loss) Income from continuing operations	$(0.04)	$0.01	$(0.05)	$0.06
Loss from discontinued operations	(0.01)	-	(0.02)	(0.01)
Net (loss) income	$(0.05)	$0.01	$(0.07)	$0.05

EARNINGS PER SHARE OF COMMON STOCK - DILUTED:

(Loss) Income from continuing operations	$(0.04)	$0.01	$(0.05)	$0.06
Loss from discontinued operations	(0.01)	-	(0.02)	(0.01)
Net (loss) income	$(0.05)	$0.01	$(0.07)	$0.05

Weighted average common shares outstanding - basic	8,021	8,021	8,021	8,015

Weighted average common and
potential dilutive common shares outstanding	8,267	8,385	8,198	8,322

PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 24,	June 24,
	2013 (unaudited)	2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$815	$590
Accounts receivable, less allowance for bad debts
of $297 and $253, respectively	3,314	3,098
Inventories	1,522	1,852
Income tax receivable	343	431
Deferred income tax assets	1,005	1,078
Prepaid expenses and other	484	256
Total current assets	7,483	7,305

LONG-TERM ASSETS
Property, plant and equipment, net	5,116	4,794
Long-term notes receivable	115	27
Deposits and other	112	372
	$12,826	$12,498
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,541	$1,562
Accrued expenses	1,885	1,756
Deferred revenues	306	200
Bank debt	556	765
Total current liabilities	4,288	4,283

LONG-TERM LIABILITIES
Bank debt, net of current portion	2,094	977
Deferred tax liability	383	699
Deferred revenues, net of current portion	99	125
Deferred gain on sale of property	65	84
Other long-term liabilities	22	22
Total liabilities	6,951	6,190

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,140,319; outstanding 8,020,919	151	151
Additional paid-in capital	9,289	9,154
Retained earnings	21,071	21,639
Treasury stock at cost
Shares in treasury: 7,119,400	(24,636)	(24,636)
Total shareholders' equity	5,875	6,308
	$12,826	$12,498

PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	March 24,	March 25,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:

Net (loss) income	$(568)	$421
Adjustments to reconcile net (loss) income to
cash provided by operating activities:
Depreciation and amortization	958	663
Loss on the sale of assets	129	-
Stock compensation expense	135	104
Deferred tax	(243)	46
Provision for litigation costs
Provision for bad debts	44	65
Changes in operating assets and liabilities:
Notes and accounts receivable	(172)	(394)
Inventories	330	140
Accounts payable - trade	(21)	(2)
Accrued expenses	129	76
Deferred revenue	61	(60)
Prepaid expenses and other	(102)	(175)
Cash provided by operating activities	680	884

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	184	-
Capital expenditures	(1,547)	(2,208)
Cash used by investing activities	(1,363)	(2,208)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	-	23
Borrowings of bank debt	3,160	1,795
Repayments of bank debt	(2,252)	(749)
Cash provided by financing activities	908	1,069

Net increase (decrease) in cash and cash equivalents	225	(255)
Cash and cash equivalents, beginning of period	590	949
Cash and cash equivalents, end of period	$815	$694

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAYMENTS (RECEIPTS) FOR:

Interest	$248	$55
Income taxes - net	(84)	37

PIZZA INN HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended
	March 24,	March 25,
	2013	2012
Net (loss) income	$(390)	$52
Interest expense	58	38
Taxes	(22)	35
Depreciation and amortization	340	269
Loss from discontinued operations, net of taxes	100	15
EBITDA from continuing operations	$86	$409

	Nine Months Ended
	March 24,	March 25,
	2013	2012
Net (loss) income	$(568)	$421
Interest expense	197	71
Taxes	(170)	252
Depreciation and amortization	958	663
Loss from discontinued operations, net of taxes	127	45
EBITDA from continuing operations	$544	$1,452